                               Mid-State Trust VII
                            6.34% Asset-Backed Bonds
                        Annual Statement to Bondholders

                                                                                              Distribution Dates: 3/15/99, 6/15/99
==================================================================================================================================
                                      Original       Beginning                                                          Ending
                       Certificate   Certificate    Certificate                                        Total          Certificate
  Class       Cusip       Rate         Balance        Balance         Interest       Principal     Distributions        Balance
----------------------------------------------------------------------------------------------------------------------------------
    A       595498AA4    6.340%    313,488,000.00  313,488,000.00  12,259,951.80  13,256,512.67   25,516,464.47     300,231,487.33
Factors per                                                          39.10820127    42.28714550     81.39534678       957.71285450
 Thousand
----------------------------------------------------------------------------------------------------------------------------------
 Totals                            313,488,000.00  313,488,000.00  12,259,951.80  13,256,512.67   25,516,464.47     300,231,487.33
----------------------------------------------------------------------------------------------------------------------------------






















==================================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039

                               Mid-State Trust VII
                            6.34% Asset-Backed Bonds
                        Annual Statement to Bondholders

                                                                                              Distribution Dates: 3/15/99, 6/15/99
==================================================================================================================================



                                      Schedule of Remittance                  Collateral Information
                                      ----------------------                  ----------------------

     Collections                               25,608,006.36        Aggregate Beginning Economic Balance of Loans   335,281,286.47
     Investment Earnings                          195,669.19        Aggregate Ending Economic Balance of Loans      323,210,216.78
                                                                    Overcollateralization                            22,978,729.45
     Available Funds                           25,803,675.55        Cumulative Actual Net Economic Losses               417,830.41
                                                                    Minimum Target Overcollateralization             62,217,966.73


     Fees
     ----
     Servicer Fees                                989,027.00
     Trustee Fees                                  11,885.46
     Standby Servicer Fees                          6,224.58
     AMBAC Fees                                   263,601.04
     Owner Trustee Fees                             5,500.00
     CT Corporation                                     0.00        Economic balance as of the end of the related Due Period
     Carlton Fields                                     0.00        of Accounts as to which there is a material breach of any
                                Total:            287,211.08        representation or warranty or as to which there is a material
                                                                    defect in the related Account Documents:                  N/A







==================================================================================================================================

                                                                 Robert Ashbaugh
                                                                  Vice President
                                                             Phone: 704-383-9568
                                                               Fax: 704-383-6039

                               Mid-State Trust VII
                            6.34% Asset-Backed Bonds
                        Annual Statement to Bondholders

                                                                                              Distribution Dates: 3/15/99, 6/15/99
==================================================================================================================================


                                                            -------------------------------------------------------
                                                               Delinquent Infor.       # Loans           Amount
                                                            -------------------------------------------------------
          -----------------------------------------         Delinquent 0-30 Days          5177       782,570,979.68
          Outstanding Balance      $ 323,210,216.78         Delinquent 31-60 Days           72        10,460,269.31
          -----------------------------------------         Delinquent 61-90 Days           28         4,709,190.47
             # Accounts                       5,405         Delinquent 91+ Days            128        19,598,879.81
          -----------------------------------------         Loans in Foreclosure             0                 0.00
                                                            REO Property                     6           216,649.75
                                                            -------------------------------------------------------



















==================================================================================================================================

First Union National Bank                                        Robert Ashbaugh
Structured Finance Trust Services                                 Vice President
230 South Tryon Street, 9th Floor                            Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                          Fax: 704-383-6039